Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of our
report dated March 12, 2001 relating to the financial statements of AmBase Corporation, which appears on AmBase Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.





PricewaterhouseCoopers LLP
New York, New York
March 28, 2001